EXHIBIT 11.1

                               WORLD AIRWAYS, INC.
                 CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                                     For the Year Ended December 31, 1997
                                                           -------------------------------------------------------
                                                               Earnings             Shares             Per-Share
                                                              (Numerator)        (Denominator)           Amount
                                                              -----------        -------------           ------
Basic EPS
    Net earnings available to common stockholders          $    11,452,000          10,302,387      $         1.11
                                                                                                         =========

Effect of Dilutive Securities
    Options                                                             --               6,953
    8% convertible debentures                                    1,374,685           1,970,140
                                                                ----------          ----------

Diluted EPS
    Net earnings available to common stockholders          $    12,826,685          12,279,480      $         1.04
                                                                ==========          ==========           =========

                                                                     For the Year Ended December 31, 1996
                                                            ------------------------------------------------------
                                                            Earnings (Loss)         Shares             Per-Share
                                                              (Numerator)        (Denominator)           Amount
                                                              -----------        -------------           ------
Basic EPS
    Net earnings (loss) available to common stockholders   $  (14,022,000)          11,805,699      $       (1.19)
                                                                                                        ==========

Effect of Dilutive Securities
    Options                                                             --                 249
                                                              ------------         -----------

Diluted EPS
    Net earnings (loss) available to common stockholders   $  (14,022,000)          11,805,948      $       (1.19)
                                                              ============          ==========          ==========


                                                                     For the Year Ended December 31, 1995
                                                           -------------------------------------------------------
                                                               Earnings             Shares             Per-Share
                                                              (Numerator)        (Denominator)           Amount
                                                              -----------        -------------           ------
Basic EPS
---------
    Net earnings available to common stockholders          $     8,896,000          10,476,776      $         0.85
                                                                                                         =========

Effect of Dilutive Securities
    Options                                                             --              95,065
                                                                 ---------          ----------

Diluted EPS
    Net earnings available to common stockholders          $     8,896,000          10,571,841      $         0.84
                                                                 =========          ==========           =========